Exhibit 99.1

Contact:

MicroStrategy Incorporated

Shirish Jajodia

Investor Relations

ir@microstrategy.com

MicroStrategy Announces

Second Quarter 2024 Financial Results;

Now Holds 226,500 BTC

•
Previously announced 10-for-1 forward stock split effective August 7, 2024
•
12,222 bitcoins acquired since the beginning of Q2 for $805.2 million, or $65,882 per bitcoin
•
226,500 bitcoin holdings at a total cost of $8.3 billion, or $36,821 per bitcoin, as of July 31, 2024
•
“BTC Yield” (a key performance indicator for our bitcoin strategy) year-to-date of 12.2%
•
Subscription Services Revenues of $24.1 million, up 21% year-over-year

TYSONS CORNER, Va., August 1, 2024 - MicroStrategy® Incorporated (Nasdaq: MSTR) (“MicroStrategy” or the “Company”), the largest corporate holder of bitcoin and the world’s first bitcoin development company, today announced financial results for the three-month period ended June 30, 2024 (the second quarter of its 2024 fiscal year).

“After yet another successful quarter for our bitcoin strategy, MicroStrategy today holds 226,500 bitcoins reflecting a current market value 70% higher than our cost basis. We remain laser focused on our Bitcoin development strategy and intend to continue to achieve positive “BTC Yield,” which is a new KPI that we are introducing, targeting 4-8% annually, over each of the next three years. On the adoption front, we are extremely optimistic with the improved understanding of bitcoin and the increasing support for the ecosystem from bipartisan politicians and institutions on display at the Bitcoin 2024 Conference in Nashville. We also continue to see increased global adoption of our cloud-powered BI and AI software, achieving another quarter of strong double-digit growth in both subscription revenue and subscription billings,” said Phong Le, President and Chief Executive Officer, MicroStrategy.

“In Q2, we successfully raised an additional $800 million through our offering of 2.25% convertible senior notes due 2032 and called for redemption our $650 million convertible senior notes due 2025. Since the beginning of Q2, we grew our bitcoin holdings by adding 12,222 bitcoins through proceeds from our capital markets activities and excess cash. Additionally, we announced a 10-for-1 stock split earlier this month. We continue to closely manage our equity capital, and are filing a registration statement for a new $2 billion at-the-market equity offering program. Through our use of intelligent leverage, we have again achieved a “BTC Yield” of 12.2% year-to-date, which we believe demonstrates significant bitcoin accretion to shareholders,” said Andrew Kang, Chief Financial Officer, MicroStrategy.

The Company previously announced that its board of directors had declared a 10-for-1 stock split of the Company’s class A common stock and class B common stock. The stock split will be effected by means of a stock dividend to the holders of record of the Company’s class A common stock and class B common stock as of the close of business on August 1, 2024, the record date for the dividend. The dividend is expected to be distributed after the close of trading on August 7, 2024. Trading is expected to commence on a split-adjusted basis at market open on August 8, 2024. All information contained herein is presented on a pre-split basis.

Second Quarter 2024 Financial Highlights

•
Bitcoin Yield KPI: BTC Yield is a key performance indicator (“KPI”) that represents the % change period-to-period of the ratio between the Company’s bitcoin holdings and its Assumed Diluted Shares Outstanding. Assumed Diluted Shares Outstanding refers to the aggregate of the Company’s actual shares of common stock outstanding as of the end of the applicable period plus all additional shares that would result from the assumed conversion of all outstanding convertible notes, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units. The Company uses BTC Yield as a KPI to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. The Company believes this KPI can be used to supplement an investor’s understanding of the Company’s decision to fund the purchase of bitcoin by issuing additional shares of its common stock or instruments convertible to common stock.

Year-to-date 2024, the Company’s BTC Yield is 12.2%. The Company is targeting to achieve an annual BTC Yield of 4-8% from 2025-2027.
•
Digital Assets: As of June 30, 2024, the carrying value of the Company’s digital assets (comprised of approximately 226,331 bitcoins) was $5.688 billion, which reflects cumulative impairment losses of $2.641 billion since acquisition and an average carrying amount per bitcoin of approximately $25,131. As of June 30, 2024, the original cost basis and market value of the Company’s bitcoin were $8.329 billion and $14.016 billion, respectively, which reflects an average cost per bitcoin of approximately $36,798 and a market price per bitcoin of $61,926.69, respectively.
•
Issuance of 2032 Convertible Notes: In June 2024, the Company issued $800.0 million aggregate principal amount of 2.250% Convertible Senior Notes due 2032 (the “2032 Convertible Notes”) with an initial conversion price of $2,043.32 per share of class A common stock.
•
Redemption and Conversions of 2025 Convertible Notes: On June 13, 2024, the Company announced that it delivered a notice of redemption to the trustee of its 0.750% Convertible Senior Notes due 2025 (the “2025 Convertible Notes”) for redemption of all $650.0 million in aggregate principal amount of the 2025 Convertible Notes then outstanding on July 15, 2024 (the “Redemption Date”). The holders of substantially all of the 2025 Convertible Notes converted such notes into shares of our class A common stock prior to the Redemption Date.
•
Revenues: Total revenues were $111.4 million, a 7.4% decrease, or a 6.9% decrease on a non-GAAP constant currency basis, compared to the second quarter of 2023. Subscription Services Revenues were $24.1 million, a 21.1% increase, or a 21.8% increase on a non-GAAP constant currency basis, compared to the second quarter of 2023. Product licenses and subscription services revenues were $33.4 million, a 5.7% decrease, or a 5.3% decrease on a non-GAAP constant currency basis, compared to the second quarter of 2023. Product support revenues were $61.7 million, a 6.6% decrease, or a 6.0% decrease on a non-GAAP constant currency basis, compared to the second quarter of 2023. Other services revenues were $16.3 million, a 13.7% decrease, or a 12.9% decrease on a non-GAAP constant currency basis, compared to the second quarter of 2023.
•
Gross Profit: Gross profit was $80.5 million, representing a 72.2% gross margin, compared to $93.3 million, representing a gross margin of 77.5%, for the second quarter of 2023.
•
Operating Expenses: Operating expenses were $280.8 million, a 134.0% increase compared to the second quarter of 2023. Operating expenses include impairment losses on the Company’s digital assets, which were $180.1 million during the second quarter of 2024, compared to $24.1 million in the second quarter of 2023.
•
Loss from Operations and Net (Loss) Income: Loss from operations was $200.3 million, compared to $26.7 million for the second quarter of 2023. Net loss was $102.6 million, or $5.74 per share on a diluted basis, as compared to a net income of $22.2 million, or $1.52 per share on a diluted basis, for the second quarter of 2023. Digital asset impairment losses of $180.1 million and $24.1 million for the second quarter of 2024 and 2023, respectively, were reflected in these amounts.
•
Cash and Cash Equivalents: As of June 30, 2024, the Company had cash and cash equivalents of $66.9 million, as compared to $46.8 million as of December 31, 2023, an increase of $20.1 million.

The tables provided at the end of this press release include a reconciliation of the most directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial measures for the three and six months ended June 30, 2024 and 2023. An explanation of non-GAAP financial measures is also included under the heading “Non-GAAP Financial Measures” below. Additional non-GAAP financial measures are included in MicroStrategy’s “Q2 2024 Earnings Presentation,” which will be available under the “Events and Presentations” section of MicroStrategy’s investor relations website at https://www.microstrategy.com/en/investor-relations.

Non-GAAP Financial Measures

MicroStrategy is providing supplemental financial measures for (i) non-GAAP loss from operations that excludes the impact of share-based compensation expense, (ii) non-GAAP net (loss) income and non-GAAP diluted (loss) earnings per share that exclude the impacts of share-based compensation expense, interest expense arising from the amortization of debt issuance costs related to MicroStrategy’s long-term debt, gain on debt extinguishment, and related income tax effects, and (iii) non-GAAP constant currency revenues that exclude certain foreign currency exchange rate fluctuations. These supplemental financial measures are not measurements of financial performance under GAAP and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate business performance and to help make operating decisions.

MicroStrategy believes that these non-GAAP financial measures are also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis. The first supplemental financial measure excludes a significant non-cash expense that MicroStrategy believes is not reflective of its general business performance, and for which the accounting requires management judgment and the resulting share-based compensation expense could vary significantly in comparison to other companies. The second set of supplemental financial measures excludes the impacts of (i) share-based compensation expense, (ii) non-cash interest expense arising from the amortization of debt issuance costs related to MicroStrategy’s long-term debt, (iii) a gain on debt extinguishment, and (iv) related income tax effects. The third set of supplemental financial measures excludes changes resulting from certain fluctuations in foreign currency exchange rates so that results may be compared to the same period in the prior year on a non-GAAP constant currency basis. MicroStrategy believes the use of these non-GAAP financial measures can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

Important Information about BTC Yield KPI

BTC Yield is a key performance indicator (“KPI”) that represents the % change period-to-period of the ratio between the Company’s bitcoin holdings and its Assumed Diluted Shares Outstanding. Assumed Diluted Shares Outstanding refers to the aggregate of the Company’s actual shares of common stock outstanding as of the end of each period plus all additional shares that would result from the assumed conversion of all outstanding convertible notes, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of convertible debt instruments.

The Company uses BTC Yield as a KPI to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. The Company believes this KPI can be used to supplement an investor’s understanding of its decision to fund the purchase of bitcoin by issuing additional shares of its common stock or instruments convertible to common stock. When the Company uses this KPI, management also takes into account the various limitations of this metric, including that it does not take into account debt and other liabilities and claims on company assets that would be senior to common equity and that it assumes that all indebtedness will be refinanced or, in the case of the Company’s senior convertible debt instruments, converted into shares of common stock in accordance with their respective terms.

Additionally, this KPI is not, and should not be understood as, an operating performance measure or a financial or liquidity measure. In particular, BTC Yield is not equivalent to “yield” in the traditional financial context. It is not a measure of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or a measure of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.

The trading price of the Company’s class A common stock is informed by numerous factors in addition to the amount of bitcoins the Company holds and number of actual or potential shares of its stock outstanding, and as a result, the market value of the Company’s shares may trade at a discount or a premium relative to the market value of the bitcoin the Company holds, and BTC Yield is not indicative nor predictive of the trading price of the Company’s shares of class A common stock.

As noted above, this KPI is narrow in its purpose and is used by management to assist it in assessing whether the Company is using equity capital in a manner accretive to shareholders solely as it pertains to its bitcoin holdings.

In calculating this KPI, the Company does not take into account the source of capital used for the acquisition of its bitcoin. The Company notes in particular, it has acquired bitcoin using proceeds from the offerings of its 6.125% Senior Secured Notes due 2028 (the “Senior Secured Notes”) as well as convertible senior notes, which currently are not exercisable or have conversion prices above the current trading prices of the Class A common stock, each of which would have the effect of increasing the BTC Yield without taking into account the corresponding debt. Conversely, if any of the Company’s convertible senior notes mature or are redeemed without being converted into common stock or the Company needs cash to repay the Senior Secured Notes, the Company may be required to sell shares in quantities greater than the shares such notes are convertible into or generate cash proceeds from the sale of bitcoin, either of which would have the effect of decreasing the BTC Yield due to changes in the Company’s bitcoin holdings and shares in ways that were not contemplated by the assumptions in calculating BTC Yield. Accordingly, this metric might overstate or understate the accretive nature of the Company’s use of equity capital to buy bitcoin because not all bitcoin may be acquired using proceeds of equity offerings and not all issuances of equity may involve the acquisition of bitcoin.

The Company determines its KPI targets based on its history and future goals. The Company’s ability to achieve positive BTC Yield may depend on a variety of factors, including its ability to generate cash from operations in excess of its fixed charges and other expenses, as well as factors outside of its control, such as the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.

The Company has historically not paid any dividends on its shares of common stock, and by presenting this KPI the Company makes no suggestion that it intends to do so in the future. Ownership of common stock does not represent an ownership interest in the bitcoin the Company holds.

Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. This KPI is merely a supplement, not a substitute. It should be used only by sophisticated investors who understand its limited purpose and many limitations.

Conference Call

MicroStrategy will be discussing its second quarter 2024 financial results on a live Video Webinar today beginning at approximately 5:00 p.m. ET. The live Video Webinar and accompanying presentation materials will be available under the “Events and Presentations” section of MicroStrategy’s investor relations website at https://www.microstrategy.com/en/investor-relations. Log-in instructions will be available after registering for the event. An archived replay of the event will be available beginning approximately two hours after the call concludes.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) considers itself the world’s first Bitcoin development company. We are a publicly-traded operating company committed to the continued development of the Bitcoin network through our activities in the financial markets, advocacy and technology innovation. As an operating business, we are able to use cashflows as well as proceeds from equity and debt financings to accumulate bitcoin, which serves as our primary treasury reserve asset. We also develop and provide industry-leading AI-powered enterprise analytics software that promotes our vision of Intelligence Everywhere, and are using our software development capabilities to develop bitcoin applications. We believe that the combination of our operating structure, bitcoin strategy and focus on technology innovation provides a unique opportunity for value creation. For more information about MicroStrategy, visit www.microstrategy.com.

MicroStrategy, MicroStrategy AI, Intelligence Everywhere, Intelligent Enterprise, and MicroStrategy Library are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results, our targets relating to our BTC Yield, and statements containing the words “believe,” “estimate,” “project,” “expect,” “will,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: fluctuations in the market price of bitcoin and any associated impairment charges that the Company may incur as a result of a decrease in the market price of bitcoin below the value at which the Company’s bitcoins are carried on its balance sheet; the availability of debt and equity financing on favorable terms; gains or losses on any sales of bitcoins; changes in the accounting treatment relating to the Company’s bitcoin holdings; changes in securities laws or other laws or regulations, or the adoption of new laws or regulations, relating to bitcoin that adversely affect the price of bitcoin or the Company’s ability to transact in or own bitcoin; the impact of the availability of spot exchange traded products for bitcoin and other digital assets; a decrease in liquidity in the markets in which bitcoin is traded; security breaches, cyberattacks, unauthorized access, loss of private keys, fraud or other circumstances or events that result in the loss of the Company’s bitcoins; impacts to the price and rate of adoption of bitcoin associated with financial difficulties and bankruptcies of various participants in the digital asset industry; the level and terms of the Company’s substantial indebtedness and its ability to service such debt; the extent and timing of market acceptance of the Company’s new product offerings; continued acceptance of the Company’s other products in the marketplace; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; customers continuing to shift from a product license model to a cloud subscription model, which may delay the Company’s ability to recognize revenue; fluctuations in tax benefits or provisions; changes in the market price of bitcoin as of period-end and their effect on our deferred tax assets and related valuation allowance; other potentially adverse tax consequences; competitive factors; general economic conditions, including levels of inflation and interest rates; currency fluctuations; and other risks detailed in MicroStrategy’s registration statements and periodic reports filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product licenses	$9,286	$15,522	$22,224	$32,934
Subscription services	24,080	19,878	47,046	38,688
Total product licenses and subscription services	33,366	35,400	69,270	71,622
Product support	61,740	66,081	124,425	131,562
Other services	16,336	18,919	32,993	39,131
Total revenues	111,442	120,400	226,688	242,315
Cost of revenues:
Product licenses	794	444	1,361	978
Subscription services	9,560	7,216	18,164	15,072
Total product licenses and subscription services	10,354	7,660	19,525	16,050
Product support	8,193	5,816	16,740	11,584
Other services	12,388	13,645	24,685	27,428
Total cost of revenues	30,935	27,121	60,950	55,062
Gross profit	80,507	93,279	165,738	187,253
Operating expenses:
Sales and marketing	34,251	37,660	67,702	73,766
Research and development	30,311	29,354	59,494	60,712
General and administrative	36,129	28,830	70,795	56,736
Digital asset impairment losses	180,090	24,143	371,723	43,054
Total operating expenses	280,781	119,987	569,714	234,268
Loss from operations	(200,274)	(26,708)	(403,976)	(47,015)
Interest expense, net	(15,466)	(11,095)	(27,347)	(26,025)
Gain on debt extinguishment	0	0	0	44,686
Other income (expense), net	694	(250)	2,390	(1,693)
Loss before income taxes	(215,046)	(38,053)	(428,933)	(30,047)
Benefit from income taxes	(112,487)	(60,296)	(273,256)	(513,483)
Net (loss) income	$(102,559)	$22,243	$(155,677)	$483,436
Basic (loss) earnings per share (1)	$(5.74)	$1.68	$(8.88)	$41.18
Weighted average shares outstanding used in computing basic (loss) earnings per share	17,861	13,247	17,533	11,739
Diluted (loss) earnings per share (1)	$(5.74)	$1.52	$(8.88)	$33.56
Weighted average shares outstanding used in computing diluted (loss) earnings per share	17,861	16,095	17,533	14,534

(1) Basic and fully diluted (loss) earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30,	December 31,
	2024	2023*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$66,923	$46,817
Restricted cash	1,878	1,856
Accounts receivable, net	112,234	183,815
Prepaid expenses and other current assets	27,234	35,407
Total current assets	208,269	267,895

Digital assets	5,687,890	3,626,476
Property and equipment, net	28,332	28,941
Right-of-use assets	53,591	57,343
Deposits and other assets	43,449	24,300
Deferred tax assets, net	1,031,542	757,573
Total Assets	$7,053,073	$4,762,528

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses, and operating lease liabilities	$44,188	$43,090
Accrued compensation and employee benefits	46,853	50,045
Accrued interest	5,066	1,493
Current portion of long-term debt, net	145,119	483
Deferred revenue and advance payments	204,837	228,162
Total current liabilities	446,063	323,273

Long-term debt, net	3,703,381	2,182,108
Deferred revenue and advance payments	5,964	8,524
Operating lease liabilities	56,544	61,086
Other long-term liabilities	5,965	22,208
Deferred tax liabilities	357	357
Total liabilities	4,218,274	2,597,556

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	0	0
Class A common stock, $0.001 par value; 330,000 shares authorized; 25,787 shares issued and 17,103 shares outstanding, and 23,588 shares issued and 14,904 shares outstanding, respectively	26	24
Class B convertible common stock, $0.001 par value; 165,000 shares authorized; 1,964 shares issued and outstanding, and 1,964 shares issued and outstanding, respectively	2	2
Additional paid-in capital	4,785,336	3,957,728
Treasury stock, at cost; 8,684 shares and 8,684 shares, respectively	(782,104)	(782,104)
Accumulated other comprehensive loss	(13,550)	(11,444)
Accumulated deficit	(1,154,911)	(999,234)
Total Stockholders’ Equity	2,834,799	2,164,972
Total Liabilities and Stockholders’ Equity	$7,053,073	$4,762,528

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	June 30,
	2024	2023
	(unaudited)	(unaudited)
Net cash provided by operating activities	$5,258	$18,925
Net cash used in investing activities	(2,435,405)	(527,416)
Net cash provided by financing activities	2,451,831	525,911
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,556)	(235)
Net increase in cash, cash equivalents, and restricted cash	20,128	17,185
Cash, cash equivalents, and restricted cash, beginning of period	48,673	50,868
Cash, cash equivalents, and restricted cash, end of period	$68,801	$68,053

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

ROLLFORWARD OF BITCOIN HOLDINGS

(unaudited)

	Source of Capital Used to Purchase Bitcoin	Digital Asset Original Cost Basis (in thousands)	Digital Asset Impairment Losses (in thousands)	Digital Asset Carrying Value (in thousands)	Approximate Number of Bitcoins Held *	Approximate Average Purchase Price Per Bitcoin
Balance at December 31, 2022		$3,993,190	$(2,153,162)	$1,840,028	132,500	$30,137
Digital asset purchases	(a)	179,275		179,275	7,500	23,903
Digital asset impairment losses			(18,911)	(18,911)
Balance at March 31, 2023		$4,172,465	$(2,172,073)	$2,000,392	140,000	$29,803
Digital asset purchases	(b)	347,003		347,003	12,333	28,136
Digital asset impairment losses			(24,143)	(24,143)
Balance at June 30, 2023		$4,519,468	$(2,196,216)	$2,323,252	152,333	$29,668
Digital asset purchases	(c)	161,681		161,681	5,912	27,348
Digital asset impairment losses			(33,559)	(33,559)
Balance at September 30, 2023		$4,681,149	$(2,229,775)	$2,451,374	158,245	$29,582
Digital asset purchases	(d)	1,214,340		1,214,340	30,905	39,293
Digital asset impairment losses			(39,238)	(39,238)
Balance at December 31, 2023		$5,895,489	$(2,269,013)	$3,626,476	189,150	$31,168
Digital asset purchases	(e)	1,639,309		1,639,309	25,128	65,238
Digital asset impairment losses			(191,633)	(191,633)
Balance at March 31, 2024		$7,534,798	$(2,460,646)	$5,074,152	214,278	$35,164
Digital asset purchases	(f)	793,828		793,828	12,053	65,861
Digital asset impairment losses			(180,090)	(180,090)
Balance at June 30, 2024		$8,328,626	$(2,640,736)	$5,687,890	226,331	$36,798

* MicroStrategy owns and has purchased bitcoins both directly and indirectly through its wholly-owned subsidiary, MacroStrategy. References to MicroStrategy below refer to MicroStrategy and its subsidiaries on a consolidated basis.

(a)
In the first quarter of 2023, MicroStrategy purchased bitcoin using $179.3 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program.
(b)
In the second quarter of 2023, MicroStrategy purchased bitcoin using $336.9 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program and Excess Cash.
(c)
In the third quarter of 2023, MicroStrategy purchased bitcoin using $147.3 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program and Excess Cash.
(d)
In the fourth quarter of 2023, MicroStrategy purchased bitcoin using $1.201 billion of the net proceeds from its sale of class A common stock under its at-the-market equity offering program and Excess Cash.
(e)
In the first quarter of 2024, MicroStrategy purchased bitcoin using $782.0 million of the net proceeds from its issuance of the 2030 Convertible Notes, $592.3 million of the net proceeds from its issuance of the 2031 Convertible Notes, $137.3 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program, and Excess Cash.
(f)
In the second quarter of 2024, MicroStrategy purchased $793.8 million of bitcoin using net proceeds from its issuance of the 2032 Convertible Notes and Excess Cash.

Excess Cash refers to cash in excess of the minimum Cash Assets that MicroStrategy is required to hold under its Treasury Reserve Policy, which may include cash generated by operating activities and cash from the proceeds of financing activities. Cash Assets refers to cash and cash equivalents and short-term investments.

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

MARKET VALUE OF BITCOIN HOLDINGS

(unaudited)

	Approximate Number of Bitcoins Held at End of Quarter *	Lowest Market Price Per Bitcoin During Quarter (a)	Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price (in thousands) (b)	Highest Market Price Per Bitcoin During Quarter (c)	Market Value of Bitcoin Held at End of Quarter Using Highest Market Price (in thousands) (d)	Market Price Per Bitcoin at End of Quarter (e)	Market Value of Bitcoin Held at End of Quarter Using Ending Market Price (in thousands) (f)
December 31, 2022	132,500	$15,460.00	$2,048,450	$21,478.80	$2,845,941	$16,556.32	$2,193,712
March 31, 2023	140,000	$16,490.00	$2,308,600	$29,190.04	$4,086,606	$28,468.44	$3,985,582
June 30, 2023	152,333	$24,750.00	$3,770,242	$31,443.67	$4,789,909	$30,361.51	$4,625,060
September 30, 2023	158,245	$24,900.00	$3,940,301	$31,862.21	$5,042,035	$27,030.47	$4,277,437
December 31, 2023	189,150	$26,521.32	$5,016,508	$45,000.00	$8,511,750	$42,531.41	$8,044,816
March 31, 2024	214,278	$38,501.00	$8,249,917	$73,835.57	$15,821,338	$71,028.14	$15,219,768
June 30, 2024	226,331	$56,500.00	$12,787,702	$72,777.00	$16,471,691	$61,926.69	$14,015,930

* MicroStrategy owns and has purchased bitcoins both directly and indirectly through its wholly-owned subsidiary, MacroStrategy. References to MicroStrategy below refer to MicroStrategy and its subsidiaries on a consolidated basis.

(a)
The "Lowest Market Price Per Bitcoin During Quarter" represents the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when MicroStrategy purchased any of its bitcoin.
(b)
The "Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price" represents a mathematical calculation consisting of the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.
(c)
The "Highest Market Price Per Bitcoin During Quarter" represents the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when MicroStrategy purchased any of its bitcoin.
(d)
The "Market Value of Bitcoin Held at End of Quarter Using Highest Market Price" represents a mathematical calculation consisting of the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.
(e)
The "Market Price Per Bitcoin at End of Quarter" represents the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter.
(f)
The "Market Value of Bitcoin Held at End of Quarter Using Ending Market Price" represents a mathematical calculation consisting of the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.

The amounts reported as “Market Value” in the above table represent only a mathematical calculation consisting of the price for one bitcoin reported on the Coinbase exchange (MicroStrategy’s principal market for bitcoin) in each scenario defined above multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period. Bitcoin and bitcoin markets may be subject to manipulation and the spot price of bitcoin may be subject to fraud and manipulation. Accordingly, the Market Value amounts reported above may not accurately represent fair market value, and the actual fair market value of MicroStrategy’s bitcoin may be different from such amounts and such deviation may be material. Moreover, (i) the bitcoin market historically has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks that are, or may be, inherent in its entirely electronic, virtual form and decentralized network and (ii) MicroStrategy may not be able to sell its bitcoins at the Market Value amounts indicated above, at the market price as reported on the Coinbase exchange (its principal market) on the date of sale, or at all.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

LOSS FROM OPERATIONS

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP loss from operations:
Loss from operations	$(200,274)	$(26,708)	$(403,976)	$(47,015)
Share-based compensation expense	20,621	15,494	38,412	33,049
Non-GAAP loss from operations	$(179,653)	$(11,214)	$(365,564)	$(13,966)

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

NET (LOSS) INCOME AND DILUTED (LOSS) EARNINGS PER SHARE

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP net (loss) income:
Net (loss) income	$(102,559)	$22,243	$(155,677)	$483,436
Share-based compensation expense	20,621	15,494	38,412	33,049
Interest expense arising from amortization of debt issuance costs	3,842	2,190	6,399	4,400
Gain on debt extinguishment	0	0	0	(44,686)
Income tax effects (1)	(57,962)	(2,998)	(167,200)	5,768
Non-GAAP net (loss) income	$(136,058)	$36,929	$(278,066)	$481,967

Reconciliation of non-GAAP diluted (loss) earnings per share (2):
Diluted (loss) earnings per share	$(5.74)	$1.52	$(8.88)	$33.56
Share-based compensation expense (per diluted share)	1.15	0.96	2.19	2.27
Interest expense arising from amortization of debt issuance costs (per diluted share) (3)	0.22	0.03	0.37	0.06
Gain on debt extinguishment (per diluted share)	0.00	0.00	0.00	(3.07)
Income tax effects (per diluted share) (3)	(3.25)	(0.16)	(9.54)	0.46
Non-GAAP diluted (loss) earnings per share	$(7.62)	$2.35	$(15.86)	$33.28

(1)
Income tax effects reflect the net tax effects of share-based compensation, which includes tax benefits and expenses on exercises of stock options and vesting of share-settled restricted stock units, interest expense for amortization of debt issuance costs, and gain on debt extinguishment.
(2)
For reconciliation purposes, the non-GAAP diluted earnings (loss) per share calculations use the same weighted average shares outstanding as that used in the GAAP diluted earnings (loss) per share calculations for the same period. For example, in periods of GAAP net loss, otherwise dilutive potential shares of common stock from MicroStrategy’s share-based compensation arrangements and convertible notes are excluded from the GAAP diluted loss per share calculation as they would be antidilutive, and therefore are also excluded from the non-GAAP diluted earnings or loss per share calculation.
(3)
For the three and six months ended June 30, 2023, interest expense from the amortization of issuance costs of the convertible notes has been added back to the numerator in the GAAP diluted earnings per share calculation, and therefore the per diluted share effects of the amortization of issuance costs of the convertible notes have been excluded from the “Interest expense arising from amortization of debt issuance costs (per diluted share)” and “Income tax effects (per diluted share)” lines in the above reconciliation for the three and six months ended June 30, 2023.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

CONSTANT CURRENCY

(in thousands)

	Three Months Ended
	June 30,
	(unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP % Change	Non-GAAP Constant Currency % Change (3)
	2024	2024	2024	2023	2024	2024
Revenues
Product licenses	$9,286	$(20)	$9,306	$15,522	-40.2%	-40.0%
Subscription services	24,080	(125)	24,205	19,878	21.1%	21.8%
Total product licenses and subscription services	33,366	(145)	33,511	35,400	-5.7%	-5.3%
Product support	61,740	(364)	62,104	66,081	-6.6%	-6.0%
Other services	16,336	(146)	16,482	18,919	-13.7%	-12.9%
Total revenues	111,442	(655)	112,097	120,400	-7.4%	-6.9%

	Six Months Ended
	June 30,
	(unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP % Change	Non-GAAP Constant Currency % Change (3)
	2024	2024	2024	2023	2024	2024
Revenues
Product licenses	$22,224	$(102)	$22,326	$32,934	-32.5%	-32.2%
Subscription services	47,046	(39)	47,085	38,688	21.6%	21.7%
Total product licenses and subscription services	69,270	(141)	69,411	71,622	-3.3%	-3.1%
Product support	124,425	(120)	124,545	131,562	-5.4%	-5.3%
Other services	32,993	(88)	33,081	39,131	-15.7%	-15.5%
Total revenues	226,688	(349)	227,037	242,315	-6.4%	-6.3%

(1)
The “Foreign Currency Exchange Rate Impact” reflects the estimated impact of fluctuations in foreign currency exchange rates on international revenues. It shows the increase (decrease) in international revenues from the same period in the prior year, based on comparisons to the prior year quarterly average foreign currency exchange rates. “International revenues” refers to revenues from operations outside of the United States and Canada only where the functional currency is the local currency (i.e., excluding any location whose economy is considered highly inflationary).

(2)
The “Non-GAAP Constant Currency” reflects the current period GAAP amount, less the Foreign Currency Exchange Rate Impact.

(3)
The “Non-GAAP Constant Currency % Change” reflects the percentage change between the current period Non-GAAP Constant Currency amount and the GAAP amount for the same period in the prior year.

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	June 30,	December 31,	June 30,
	2024	2023*	2023
	(unaudited)		(unaudited)
Current:
Deferred product licenses revenue	$4,200	$3,579	$974
Deferred subscription services revenue	69,566	65,512	49,898
Deferred product support revenue	127,170	152,012	141,605
Deferred other services revenue	3,901	7,059	3,340
Total current deferred revenue and advance payments	$204,837	$228,162	$195,817

Non-current:
Deferred product licenses revenue	$0	$0	$2,493
Deferred subscription services revenue	1,623	3,097	2,888
Deferred product support revenue	3,974	4,984	5,340
Deferred other services revenue	367	443	523
Total non-current deferred revenue and advance payments	$5,964	$8,524	$11,244

Total current and non-current:
Deferred product licenses revenue	$4,200	$3,579	$3,467
Deferred subscription services revenue	71,189	68,609	52,786
Deferred product support revenue	131,144	156,996	146,945
Deferred other services revenue	4,268	7,502	3,863
Total current and non-current deferred revenue and advance payments	$210,801	$236,686	$207,061

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

SEGMENT INFORMATION

(in thousands, unaudited)

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
	Software Business	Corporate & Other	Total Consolidated	Software Business	Corporate & Other	Total Consolidated
Total revenues	$111,442		$111,442	$120,400		$120,400
Total cost of revenues	30,935		30,935	27,121		27,121
Gross profit	$80,507		$80,507	$93,279		$93,279
Total operating expenses	99,236	181,545	280,781	95,521	24,466	119,987
Loss from operations	$(18,729)	$(181,545)	$(200,274)	$(2,242)	$(24,466)	$(26,708)

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	Software Business	Corporate & Other	Total Consolidated	Software Business	Corporate & Other	Total Consolidated
Total revenues	$226,688		$226,688	$242,315		$242,315
Total cost of revenues	60,950		60,950	55,062		55,062
Gross profit	$165,738		$165,738	$187,253		$187,253
Total operating expenses	195,359	374,355	569,714	190,008	44,260	234,268
Loss from operations	$(29,621)	$(374,355)	$(403,976)	$(2,755)	$(44,260)	$(47,015)

MicroStrategy manages its business in one reportable operating segment which is engaged in the design, development, marketing, and sales of its software platform through licensing arrangements and cloud subscriptions and related services. Beginning in 2024, MicroStrategy has broken out a Corporate & Other category, which is not considered an operating segment, and includes the impairment charges and other third-party costs associated with its digital asset holdings.